As filed with the Securities and Exchange Commission on February 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAXCYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4233385
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 300

San Carlos, California 94070

(Address of principal executive offices) (Zip code)

2020 Equity Incentive Plan

(Full titles of the plans)

Grant E. Pickering

Chief Executive Officer

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California 94070

(650) 837-0111

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Michael J. Hong

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Vaxcyte, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) 6,552,942 shares of its Common Stock issuable to eligible persons under the Registrant’s 2020 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed on June  12, 2020 (File No.333-239135), March  29, 2021 (File No.333-254824), February  28, 2022 (File No.333-263093), February  27, 2023 (File No.333-270064), February  27, 2024 (File No.333-277413) and February  25, 2025 (File No.333-285216) (together, the “Prior Registration Statements”), and (b) 1,310,588 shares of its Common Stock issuable under the Registrant’s 2020 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statements.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein. The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”):

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026; and

(b) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39323) filed with the SEC on June  9, 2020, as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 and any amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date

4.1	Second Amended and Restated Certificate of Incorporation of Vaxcyte, Inc.	10-K	001-39323	3.1	February 24, 2026

4.2	Amended and Restated Bylaws of Vaxcyte, Inc., as amended.	10-Q	001-39323	3.2	November 6, 2023

4.3	Form of Pre-Funded Warrant.	8-K	001-39323	4.1	January 13, 2022

4.4	Form of Pre-Funded Warrant.	8-K	001-39323	4.1	October 27, 2022

4.5	Form of Pre-Funded Warrant.	8-K	001-39323	4.1	April 20, 2023

4.6	Form of Pre-Funded Warrant.	8-K	001-39323	4.1	January 31, 2024

4.7	Form of Pre-Funded Warrant.	8-K	001-39323	4.1	September 6, 2024

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (reference is made to Exhibit 5.1).				X

24.1	Power of Attorney (reference is made to the signature page hereto).				X

99.1	2020 Equity Incentive Plan.	10-Q	001-39323	10.1	August 8, 2023

99.2	2020 Employee Stock Purchase Plan.	S-1/A	333-238630	10.4	June 8, 2020

99.3	Form of Stock Option Grant Notice and Stock Option Agreement.	10-Q	001-39323	10.2	August 8, 2023

99.4	Form of Restricted Stock Unit Grant Notice.	10-Q	001-39323	10.2	May 9, 2022

99.5	Form of Non-U.S. Stock Option Grant Notice and Stock Option Agreement.	10-K	001-39323	10.26	February 27, 2024

99.6	Form of Non-U.S. Restricted Stock Unit Grant Notice.	10-K	001-39323	10.27	February 27, 2024

99.7	Form of Performance Restricted Stock Unit Award Grant Notice and Agreement.	10-Q	001-39323	10.1	May 7, 2025

99.8	Form of Performance Contingent Stock Option Grant Notice and Agreement.	10-Q	001-39323	10.2	May 7, 2025

107	Filing Fee Table.				X

X	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on February 24, 2026.

VAXCYTE, INC.

By:	/s/ Grant E. Pickering
Grant E. Pickering
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grant E. Pickering and Andrew Guggenhime, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant E. Pickering Grant E. Pickering	Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2026

/s/ Andrew Guggenhime Andrew Guggenhime	President and Chief Financial Officer (Principal Financial Officer)	February 24, 2026

/s/ Elvia Cowan Elvia Cowan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	February 24, 2026

/s/ Carlos Paya Carlos Paya, M.D., Ph.D.	Director	February 24, 2026

/s/ Olivier Brandicourt Olivier Brandicourt, M.D.	Director	February 24, 2026

/s/ Annie Drapeau Annie Drapeau	Director	February 24, 2026

/s/ John Furey John Furey	Director	February 24, 2026

/s/ Halley Gilbert Halley Gilbert	Director	February 24, 2026

/s/ Jacks Lee Jacks Lee	Director	February 24, 2026

/s/ Teri Loxam Teri Loxam	Director	February 24, 2026

/s/ Heath Lukatch Heath Lukatch, Ph.D.	Director	February 24, 2026